UNITED STATES OF AMERICA

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2025 (June 3, 2025)

CHEMUNG FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-35741	16-1237038
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Chemung Canal Plaza, Elmira, NY 14901

(Address of principal executive offices) (Zip Code)

(607) 737-3711

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.01 per share	CHMG	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.16e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of the Corporation, held on June 3, 2025, shareholders voted on four proposals. The Corporation’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2025 describes each proposal in detail. Each of the four proposals and vote counts are included below.

Proposal 1: Election of Directors (three-year terms)

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Ronald M. Bentley	2,809,369	590,039	706,645
David M. Buicko	3,359,451	39,957	706,645
Robert H. Dalrymple	3,055,954	343,454	706,645
Jeffrey B. Streeter	3,360,087	39,321	706,645

Messrs. Bentley, Buicko, Dalrymple and Streeter were elected.

Proposal 2: Approval of the Corporation’s Named Executive Officers’ Compensation (“Say-on-Pay”)

Say-on-Pay
Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,252,181	119,310	27,917	706,645

The Corporation’s Named Executive Officers’ compensation was approved.

Proposal 3: Approval of the Corporation’s 2025 Equity Incentive Plan

2025 Equity Incentive Plan
Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,777,813	604,566	17,029	706,645

The Corporation’s 2025 Equity Incentive Plan was approved.

Proposal 4: Ratification of the Appointment of Crowe LLP as the Corporation’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2025

Votes For	Votes Against	Abstain
4,029,868	57,541	18,644

The appointment of Crowe LLP was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

June 3, 2025	By:	/s/ Dale M. McKim III
Dale M. McKim III
Chief Financial Officer and Treasurer